
<ARTICLE> 5

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                       2,170,276
<SECURITIES>                                         0
<RECEIVABLES>                                   92,683
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,432,365
<PP&E>                                      68,703,771<F1>
<DEPRECIATION>                            (34,305,172)<F2>
<TOTAL-ASSETS>                              39,492,944
<CURRENT-LIABILITIES>                        3,369,594
<BONDS>                                     42,927,339<F3>
<COMMON>                                   (6,903,989)<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                39,492,944
<SALES>                                     10,650,565
<TOTAL-REVENUES>                                     0
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,965,458<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           2,942,901
<INCOME-PRETAX>                              2,733,660<F6>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,733,660<F6>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,733,660<F7><F6>
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0<F7>

<F1>Includes apartment complexes of $67,812,608 and deferred expenes of $891,163.
<F2>Includes depreciation of $33,920,050 and amortization of #385,122.
<F3>Represents mortgage notes payable.
<F4>Represents total deficit of general partners and limited partners of ($372,063)
and $(6,431,926), respectively.
<F5>Includes operating expenses of $3,982,707, real estate tax expense of
$1,405,128 and depreciation and amortization of $2,577,623.
<F6>Includes gain on sale of property of $2,991,454.
<F7>Net income allocated $27,337 to the general partners and $2,706,323 to the limited partners for the 9 months ended 9/30/95.  Average net income per unit of limited partners interest is $76.88 on 35,200 units outstanding.

